Exhibit 4.43

To:    Scorpio Bulkers Inc.
SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited
SBI Hyperion Shipping Company Limited
SBI Tethys Shipping Company Limited
SBI Macarena Shipping Company Limited
9, Boulevard Charles III
Monaco 98000

Dated: December 15, 2016

Dear Sirs:

We refer to that certain senior secured term credit agreement dated as of July 29, 2014, among Scorpio Bulkers Inc., as borrower (the “Borrower”), the guarantors listed in Schedule 1-A of the Credit Agreement, as guarantors (each a “Guarantor”), the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders (the “Lenders”), The Export-Import Bank of China, Crédit Agricole Corporate and Investment Bank (“CA-CIB”), Deutsche Bank AG London, BNP Paribas and Skandinaviska Enskilda Banken AB (publ), as lead arrangers (the “Lead Arrangers”), CA-CIB and Deutsche Bank AG London, as bookrunners (the “Bookrunners”) and CA-CIB, as coordinating bank, account bank, security trustee (in such capacity, the “Security Trustee”) and administrative agent (in such capacity, the “Agent” and together with the Lenders, the Lead Arrangers, the Bookrunners and the Security Trustee, the “Creditor Parties”) as previously amended and supplemented by that certain letter agreement dated October 27, 2015, that certain letter agreement dated January 13, 2016, that certain letter agreement dated March 23, 2016, that certain letter agreement dated April 26, 2016 and that certain letter agreement dated June 15, 2016, each among the Borrower, each Guarantor named therein, the Lenders, the Agent and the Security Trustee (collectively, as the same has been or may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). We also refer to each of the Guarantor Joinder Agreements identified in Schedule 1 hereto (each a “Guarantor Joinder Agreement”). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

Exhibit 4.43

The Borrower has requested that the Lenders consent to an amendment of Clause 12.4 of the Credit Agreement so that it reads as follows:

“12.4 Minimum Interest Coverage. Commencing on March 31, 2019, the Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expenses for any last day of each fiscal quarter to be less than:
(i) 1.00 to 1.00 on the last day of each fiscal quarter from and including March 31, 2019 to and including June 30, 2019, calculated:
(A) in respect of the fiscal quarter ending March 31, 2019, using Consolidated EBITDA and Consolidated Net Interest Expenses for the fiscal quarter ending March 31, 2019 only;
(B) in respect of the fiscal quarter ending June 30, 2019, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019 and June 30, 2019 only;
(ii) 2.50 to 1.00 on the last day of fiscal quarter ending September 30, 2019, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019 only; and
(iii) 2.50 to 1.00 on the last day of each fiscal quarter from and including December 31, 2019, calculated quarterly on a trailing four-quarter basis;”

In exchange for the Lenders’ consent to the foregoing, the Borrower has agreed to pay to the Agent for distribution to each Lender an amendment fee in the amount of $20,000 per Lender ($100,000 in the aggregate) (the “Amendment Fee”).

The Lenders hereby consent to the foregoing amendment of the Credit Agreement as indicated above subject to the following terms and conditions:

1.
On and after the date by which the Borrower shall have (i) paid the Amendment Fee to the Agent in irrevocable funds, and (ii) provided the Agent with the documents referred to in paragraphs 7 and 8 of the letter agreement (the “Effective Date”), Clause 12.4 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“12.4 Minimum Interest Coverage. Commencing on March 31, 2019, the Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Net Interest Expenses for any last day of each fiscal quarter to be less than:
(i) 1.00 to 1.00 on the last day of each fiscal quarter from and including March 31, 2019 to and including June 30, 2019, calculated:
(A) in respect of the fiscal quarter ending March 31, 2019, using Consolidated EBITDA and Consolidated Net Interest Expenses for the fiscal quarter ending March 31, 2019 only;
(B) in respect of the fiscal quarter ending June 30, 2019, using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019 and June 30, 2019 only;

Exhibit 4.43

(ii) 2.50 to 1.00 on the last day of fiscal quarter ending September 30, 2019, calculated using Consolidated EBITDA and Consolidated Net Interest Expense for the fiscal quarters ending March 31, 2019, June 30, 2019 and September 30, 2019 only; and
(iii) 2.50 to 1.00 on the last day of each fiscal quarter from and including December 31, 2019, calculated quarterly on a trailing four-quarter basis;”

2.
References in the Credit Agreement and each of the other Finance Documents to “this Agreement” or “Credit Agreement” or other equivalent references shall mean the Credit Agreement as amended and supplemented by this letter agreement. This letter agreement shall be deemed a “Finance Document” as such term is used in the Credit Agreement.

3.	Each of the Security Parties represents and warrants to the Creditor Parties that:

a.
the representations and warranties set out in Clause 10 of the Credit Agreement (other than those relating to a specific date) were true and correct as to the Borrower on the Effective Date and each Drawdown Date and as to each of the Guarantors on the date of the Guarantor Joinder Agreement to which it is a party and each Drawdown Date occurring on or after the date of such Guarantor Joinder Agreement and are true and correct as if made on the date of this letter agreement;

b.
each of the Security Parties has the power to execute, deliver and perform its obligations under this letter agreement and all necessary corporate, shareholder and other actions have been taken by each Security Party to authorize the execution, delivery and performance of this letter agreement;

c.	this letter agreement constitutes valid and legally binding obligations of each of the Security Parties enforceable in accordance with its terms;

d.
the execution, delivery and performance of this letter agreement will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or decree to which any of the Security Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Security Parties is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the constitutional documents of any of the Security Parties or (iv) result in the creation or imposition of or oblige any of the Security Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Security Parties;

e.
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this letter agreement that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Pertinent Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Pertinent Jurisdiction on or in relation to this letter agreement and this letter agreement is in proper form for its enforcement in the court of each Pertinent Jurisdiction; and

Exhibit 4.43

f.
every consent, authorization, license or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Security Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this letter agreement or the performance by any of the Security Parties of their respective obligations under this letter agreement has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.
Each of the Finance Documents to which a Security Party is a party and its obligations thereunder, shall remain in full force and effect notwithstanding the amendment of the Credit Agreement provided for in this letter agreement.

5.	Within five days of the date of this Letter Agreement, the Borrower shall pay to the Agent the Amendment Fee.

6.
The Borrower shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or any other Creditor Party in connection with the preparation and execution of this letter agreement and or the modification of the form of any Finance Document or any related documents deemed necessary by the Agent in connection with the modifications to the Credit Agreement referred to herein, including, without limitation, the reasonable fees and disbursements of a Creditor Party’s legal counsel.

7.
The Borrower and each Guarantor shall provide the Agent with copies of resolutions of the directors of each Security Party and stockholders of each Security Party (other than the Borrower) approving this letter agreement and authorizing the signature, delivery and performance of such Security Party’s obligations hereunder, certified (in a certificate dated no earlier than five (5) Business Days prior to the Effective Date) by an officer of such Security Party as:

a.	being true and correct;

b.
being duly passed at meetings of the directors of such Security Party and of the stockholders of such Security Party (apart from the Borrower) duly convened and held or duly adopted by written consent;

c.	not having been amended, modified or revoked; and

d.	being in full force and effect,

e.	together with originals or certified copies of any powers of attorney issued by any Security Party pursuant to such resolutions.

8.
The Borrower shall provide the Agent with an opinion of Seward & Kissel LLP, special counsel to the Security Parties, with respect to New York and Marshall Islands law, in form and substance satisfactory to the Agent.

9.	The provisions of Clauses 29, 30, 32 and 33 of the Credit Agreement shall apply to this letter agreement as if set forth herein.

Exhibit 4.43

10.
Save as amended by this letter agreement, the provisions of the Credit Agreement and each of the other Finance Documents shall continue in full force and effect and the Credit Agreement and this letter agreement shall be read and construed as one instrument.

Very truly yours,

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Agent and Security Trustee

By: /s/ Geoffey D. Ferrer
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.43

Consented and Agreed to as of
This 15 day of December , 2016

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Lender

By:/s/ Geoffey D. Ferrer
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL), as Lender

By: /s/ Arne Juell-Skielse /s/ Olof Kajerdt
Name:
Title:

THE EXPORT-IMPORT BANK OF
CHINA, as Lender

By: /s/ Gao Zefeng
Name: Gao Zefeng
Title: Deputy General Manager

BNP PARIBAS, as Lender

By:/s/ Geoffey D. Ferrer
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHAFT, as
Lender

By: /s/ Bastian Dhehmert
Name:
Title:

Exhibit 4.43

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

Scorpio Bulkers Inc.

By:_/s/ Hugh Baker
Name: Hugh Baker
Title: Chief Financial Officer
Date: December 15, 2016

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
SBI Orion Shipping Company Limited
SBI Lambada Shipping Company Limited
SBI Hercules Shipping Company Limited
SBI Hyperion Shipping Company Limited
SBI Tethys Shipping Company Limited
SBI Macarena Shipping Company Limited

By:_/s/ Hugh Baker
Name: Hugh Baker
Title: Secretary
Date: December 15, 2016

Exhibit 4.43

Schedule 1

Guarantor Joinder Agreement dated January 12, 2015 between SBI Bravo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 4, 2015 between SBI Leo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 13, 2015 between SBI Antares Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated July 13, 2015 between SBI Lyra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 14, 2015 between SBI Pegasus Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 20, 2015 between SBI Subaru Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 2, 2015 between SBI Maia Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 4, 2015 between SBI Capoeira Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 10, 2015 between SBI Hydra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 21, 2015 between SBI Carioca Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated October 13, 2015 between SBI Ursa Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated November 2, 2015 between SBI Orion Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Lambada Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated January 8, 2016 between SBI Hercules Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated May 19, 2016 between SBI Hyperion Shipping Company Limited and the Agent.

Exhibit 4.43

Guarantor Joinder Agreement dated June 22, 2016 between SBI Tethys Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated December 6, 2016 between SBI Macarena Shipping Company Limited and the Agent.

LEGAL\28378212\4 05112.0001.000/345235.000